UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011 (June 17, 2011)

NEOGENIX ONCOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15010 Broschart Rd., Suite 270
Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 917-6880
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 17, 2011, Neogenix Oncology, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to consider and vote upon the following proposals:

1.	To elect three (3) Class I directors to hold office until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified; and
2.	To ratify the appointment of EisnerAmper LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011.

The number of shares of common stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of May 1, 2011 was 22,757,785. 12,107,988 shares were represented at the Annual Meeting (in person or by proxy) constituting 53.2% of the outstanding shares entitled to vote. The election of directors and the ratification of the appointment of EisnerAmper LLC as the Company’s independent auditor for the fiscal year ending December 31, 2011 received the requisite approval by the Company’s stockholders. The final results of the voting on each of the matters presented to the stockholders are as follows:

1.	Election of Directors

Name	For	Withheld
Dr. Myron Arlen	6,428,001	5,679,987
Lynn Krominga	6,001,816	6,106,172
Timothy Shriver	6,001,816	6,106,172

2.	Ratification of EisnerAmper LLC as the Company’s independent auditor for the fiscal year ending December 31, 2011:

For	Against	Abstain
6,353,167	0	5,754,821

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 17, 2011, the Board of Directors (the “Board”) of the Company elected Stanley B. Archibald to the Board as a Class III director, with his term expiring as of the annual meeting of the stockholders of the Company to be held in 2013.

There are no arrangements or understandings between Mr. Archibald and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Archibald and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/s/ Philip M. Arlen, MD
Philip M. Arlen, MD
Chief Executive Officer

Date:  June 23, 2011